Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-239657) on Form S-3 and registration statements (No. 333-232521, No. 333‑237360 and No. 333-253501) on Form S-8 of our report dated February 24, 2022, with respect to the consolidated financial statements of Karuna Therapeutics, Inc. and subsidiary and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts
February 24, 2022